                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-38520 of Forstmann & Company, Inc. on Form S-8 of our report dated December 8, 1994 (January 23, 1995 as to paragraph 2 of Note 7), appearing in this Annual Report on Form 10-K of Forstmann & Company, Inc. for the year ended October 30, 1994.



/S/ Deloitte & Touche LLP
- ----------------------------





Atlanta, Georgia
January 27, 1995